UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2009

HIGHWATER ETHANOL, LLC

(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US Highway 14, Lamberton, MN		56152
(Address of principal executive offices)		(Zip Code)

(507) 752-6160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 1, 2009, Highwater Ethanol, LLC (the “Company”) adopted a Risk Management Policy in order to mitigate the risk of adverse price movement on input and output commodities and/or products.  The Risk Management Policy creates a Risk Management Committee and a Market Committee.  The Risk Committee will consist of three Governors designated by the Board of Governors.  The Market Committee will consist of a minimum of three members including the General Manager, the Commodity Manager and Financial Officer.  The Risk Management Committee and Market Committee will report to the Board of Governors.  Risk limits will be established by the Board of Governors to be adhered to by the Risk Management Committee and Market Committee.

This Report on Form 8-K is being furnished pursuant to Item 8.01 Other Events. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)                                  None.

(b)                                 None.

(c)                                  None.

(d)                                 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

July 22, 2009	/s/ Brian Kletscher
Date	Brian Kletscher, Chief Executive Officer